UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 22, 2011

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.   Results of Operations and Financial Condition

     Registrant has reported its results of operations for the three months and fiscal year ended October 31, 2011, as described in Registrant’s news release dated November 22, 2011, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated November 22, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date: November 22, 2011	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated November 22, 2011.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

Eaton Vance Corp. Report for the Three Months and Fiscal Year Ended October 31, 2011

Boston, MA, November 22, 2011 – Adjusting for items management deems non-recurring or non-operating, Eaton Vance Corp. (NYSE: EV) earned a record $2.00 of adjusted earnings per diluted share(1) in the fiscal year ended October 31, 2011, an increase of 28 percent over the $1.56 of adjusted earnings per diluted share in the fiscal year ended October 31, 2010. Adjusted earnings per diluted share were $0.47 for the fourth quarters of fiscal 2011 and fiscal 2010 and $0.55 in the third quarter of fiscal 2011.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $1.75 per diluted share in the fiscal year ended October 31, 2011 compared to $1.40 per diluted share in the fiscal year ended October 31, 2010. GAAP earnings per diluted share were $0.40 in the fourth quarter of fiscal 2011, $0.41 in the fourth quarter of fiscal 2010 and $0.55 in the third quarter of fiscal 2011. Adjusted earnings differed from GAAP earnings due primarily to adjustments in connection with increases in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value, which totaled $0.25, $0.15, $0.07 and $0.06 per diluted share in fiscal 2011, fiscal 2010, the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010, respectively.

Net inflows of $3.9 billion in fiscal 2011 compare to net inflows of $16.3 billion in fiscal 2010. The Company’s internal growth rate (net inflows divided by beginning of period long-term assets managed) was 2 percent in fiscal 2011 and 11 percent in fiscal 2010. Net outflows of $2.7 billion from long-term funds and separate accounts in the fourth quarter of fiscal 2011 compare to net inflows of $3.2 billion in the fourth quarter of fiscal 2010 and $1.9 billion in the third quarter of fiscal 2011.

Assets under management on October 31, 2011 were $188.2 billion, an increase of 2 percent from the $185.2 billion of managed assets as of October 31, 2010 and a decrease of 5 percent from the $199.0 billion of managed assets as of July 31, 2011.

“Amid weak market conditions, Eaton Vance closed fiscal 2011 with a difficult fourth quarter,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Net flows for the quarter were negative, and revenues and adjusted earnings were down sequentially. Even as we face near-term challenges, I continue to believe that the Company’s strong financial position and diversity of leading investment franchises position us well for continued growth and success over the course of market cycles.”

Comparison to Fourth Quarter of Fiscal 2010

Long-term fund net outflows of $3.1 billion in the fourth quarter of fiscal 2011 compare to $3.4 billion of long-term fund net inflows in the fourth quarter of fiscal 2010, and reflect $6.2 billion of

__________________________
(1) Adjusted earnings per diluted share reflects the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value
(“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating. See reconciliation provided in Attachment 2 on page 7 for more information on adjusting items.

fund sales and other inflows and $9.3 billion of fund redemptions and other outflows. The $0.5 billion of institutional separate account net inflows in the fourth quarter of fiscal 2011 compare to $0.7 billion of institutional separate account net inflows in the fourth quarter of fiscal 2010, and reflect gross inflows of $3.0 billion and $2.5 billion of outflows. The $0.1 billion of high-net-worth separate account net inflows in the fourth quarter of fiscal 2011 compare to $0.2 billion of high-net-worth separate account net inflows in the fourth quarter of fiscal 2010 and reflect gross inflows of $0.6 billion and $0.5 billion of outflows. Retail managed account net outflows of $0.2 billion in the fourth quarter of fiscal 2011 compare to $1.1 billion of retail managed account net outflows in the fourth quarter of fiscal 2010. Fourth quarter fiscal 2010 net outflows reflect a $1.5 billion reduction in Parametric Portfolio Associates’ retail managed account (RMA) overlay assets as a result of the integration of Bank of America’s RMA program into the Merrill Lynch RMA program following Bank of America’s 2009 acquisition of Merrill Lynch. Tables 1-4 on pages 9 and 10 summarize the Company’s assets under management and asset flows by investment mandate.

Revenue in the fourth quarter of fiscal 2011 decreased $9.0 million, or 3 percent, to $294.6 million from revenue of $303.6 million in the fourth quarter of fiscal 2010. Investment advisory and administration fees increased 4 percent to $239.8 million, reflecting primarily a 6 percent increase in average assets under management. Distribution and underwriter fees decreased 23 percent due to a decrease in average fund assets on which distribution fees are collected and a reduction in underwriter fees collected on Class A fund sales. Service fee revenue decreased 10 percent due to a decrease in average fund assets subject to service fees. Other revenue, which decreased by $7.7 million, included $2.7 million of net investment losses (net losses plus dividend income earned) related to consolidated funds in the fourth quarter of fiscal 2011 compared to $4.8 million of net investment income in the fourth quarter of fiscal 2010.

Operating expenses decreased $4.8 million, or 2 percent, to $192.7 million in the fourth quarter of fiscal 2011 compared to operating expenses of $197.5 million in the fourth quarter of fiscal 2010. Compensation expense decreased 8 percent due to decreases in bonus accruals, payroll taxes and sales-based incentives offset by increases in employee headcount and higher base salaries, stock-based compensation and employee benefits. Distribution expense was substantially unchanged from the prior fiscal year’s fourth quarter, as increases in Class C distribution expense and revenue sharing payments were offset by decreases in marketing expense and commissions paid on certain sales of Class A shares. Service fee expense was substantially unchanged from the prior fiscal year’s fourth quarter. Amortization of deferred sales commissions decreased 27 percent, reflecting a decrease in Class C amortization. Fund expenses increased 59 percent from the fourth quarter of fiscal 2010 due to increases in subadvisory expenses and fund expenses contractually borne by the Company. Other expenses increased 6 percent, reflecting increases in information technology and facilities, offset by a decrease in professional services.

Operating income in the fourth quarter of fiscal 2011 was $101.9 million, a decrease of 4 percent over operating income of $106.1 million in the fourth quarter of fiscal 2010. The Company’s operating margin declined to 34.6 percent in the fourth quarter of fiscal 2011 from 34.9 percent in the fourth quarter of fiscal 2010.

Interest income decreased 2 percent in the fourth quarter of fiscal 2011 compared to the fourth quarter of fiscal 2010 due to a decrease in average effective interest rates. In the fourth quarter of fiscal 2011, the Company recognized $0.2 million of net investment losses, primarily reflecting losses related to the Company’s seed capital investments. The Company recognized $1.1 million of net investment losses in the fourth quarter of fiscal 2010. Also included in other income and expenses for the fourth quarter of fiscal 2011 are net losses of $11.4 million associated with the consolidation of a CLO entity primarily attributable to a decrease in the fair market value of the bank loan investments held by the entity. This loss was substantially offset by an increase in net loss attributable to non-controlling and other beneficial interests, as the consolidated CLO entity loss is largely borne by the CLO entity’s outside investors rather than the Company.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 45.5 percent and 38.0 percent in the fourth quarter of fiscal 2011 and fiscal 2010, respectively. The increase in the Company’s effective tax rate was due primarily to losses recognized by the consolidated CLO entity, which is not subject to tax.

In the fourth quarter of fiscal 2011, net income attributable to non-controlling and other beneficial interests decreased $11.1 million from the fourth quarter of fiscal 2010, primarily reflecting $12.4 million of consolidated CLO entity losses borne by other beneficial interest holders and a $0.1 million increase in non-controlling beneficial interest associated with the Company’s majority-owned subsidiaries and consolidated funds. Also included in non-controlling and other beneficial interests in the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010 are $8.5 million and $7.3 million, respectively, that relate to non-controlling interest value adjustments in our subsidiary Atlanta Capital Management that are attributable to its profit growth over the respective preceding twelve months ended October 31.

Adjusted net income attributable to Eaton Vance Corp. shareholders(2) was $55.7 million in the fourth quarter of fiscal 2011 compared to $58.1 million in the fourth quarter of fiscal 2010, a decrease of 4 percent. GAAP net income attributable to Eaton Vance Corp. shareholders was $46.8 million in the fourth quarter of fiscal 2011 and $50.3 million in the fourth quarter of fiscal 2010. Adjusted net income attributable to Eaton Vance Corp. shareholders differed from GAAP net income attributable to Eaton Vance Corp. shareholders due primarily to the increases in the estimated redemption value of non-controlling interests in our subsidiary Atlanta Capital Management described in the preceding paragraph.

Comparison to Third Quarter of Fiscal 2011

Long-term fund net outflows of $3.1 billion in the fourth quarter of fiscal 2011 compare to $0.1 billion of long-term fund net inflows in the third quarter of fiscal 2011. The $0.5 billion of institutional separate account net inflows in the fourth quarter of fiscal 2011 compare to institutional separate account net inflows of $1.8 billion in the third quarter of fiscal 2011. The $0.1 billion of net inflows into high-net-worth separate accounts in the fourth quarter of fiscal 2011 compare to substantially flat net flows in the third quarter of fiscal 2011. The $0.2 billion of net outflows from retail managed accounts in the fourth quarter of fiscal 2011 compare to substantially flat net flows in the third quarter of fiscal 2011. Tables 1-4 on pages 9 and 10 summarize the Company’s assets under management and asset flows by investment mandate.

Revenue in the fourth quarter of fiscal 2011 decreased $32.7 million, or 10 percent, to $294.6 million from $327.3 million in the third quarter of fiscal 2011. Investment advisory and administration fees decreased 9 percent to $239.8 million, reflecting primarily a 6 percent decrease in average assets under management. Distribution and underwriter fees decreased 13 percent and service fee revenue decreased 11 percent due to a decrease in average fund assets that pay these fees. Other revenue, which decreased $2.9 million from the prior quarter, included $2.7 million of net investment losses related to consolidated funds recognized in the fourth quarter of fiscal 2011 compared to $0.2 million of net investment income in the third quarter of fiscal 2011.

Operating expenses decreased $18.9 million, or 9 percent, to $192.7 million in the fourth quarter of fiscal 2011 from $211.6 million in the third quarter of fiscal 2011. Compensation decreased 14 percent from the third quarter of fiscal 2011, reflecting decreases in bonus accruals, sales-based incentives, stock-based compensation, employee benefits and payroll taxes. Distribution expense decreased 3 percent from the prior fiscal quarter due to decreases in Class C distribution fees and commissions paid on certain sales of Class A shares. Service fee expense decreased 6 percent due to a decrease in assets subject to service fees. Amortization expense decreased 14 percent from the prior fiscal quarter due to a decrease in Class C amortization. Fund expenses decreased 6 percent from the third quarter of fiscal 2011 due to a decrease in subadvisory fees. Other expenses decreased 1 percent from the third quarter primarily due to decreases in professional services.

_______________________________
(2) Adjusted net income attributable to Eaton Vance Corp. shareholders reflects the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value, closed-end structuring fees and other items management deems non-
recurring or non-operating. See reconciliation provided in Attachment 2 on page 7 for more information on adjusting items.

Operating income in the fourth quarter of fiscal 2011 was $101.9 million, a decrease of 12 percent from operating income of $115.7 million in the third quarter of fiscal 2011. The Company’s operating margin declined to 34.6 percent in the fourth quarter of fiscal 2011 from 35.3 percent in the third quarter of fiscal 2011.

Interest income decreased 11 percent in the fourth quarter of fiscal 2011 compared to the third quarter of fiscal 2011 due to lower effective interest rates earned on cash balances. The $0.2 million of net investment losses recognized in the fourth quarter of fiscal 2011 compare to $6.3 million of net investment gains in the third quarter of fiscal 2011, which included a $1.9 million gain recognized upon the sale of the Company’s interest in nonconsolidated CLO entity. Also included in other income and expenses for the fourth quarter of fiscal 2011 and third quarter of fiscal 2011 were net losses of $11.4 million and $2.5 million, respectively, primarily attributable to a decrease in the fair market value of the bank loans held by a consolidated CLO entity. For both quarters, this loss was substantially offset by an increase in net loss attributable to non-controlling and other beneficial interests.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 45.5 percent and 38.7 percent in the fourth quarter of fiscal 2011 and third quarter of fiscal 2011, respectively. The increase in the Company’s effective tax rate was due primarily to higher reported CLO entity losses, which are not subject to current tax, in the fourth quarter of fiscal 2011 compared to the prior quarter.

Net income attributable to non-controlling and other beneficial interests decreased $2.1 million in the fourth quarter of fiscal 2011 from the prior quarter due primarily to an $8.9 million increase in non-controlling beneficial interest associated with the consolidated CLO entity and a $1.9 million decrease in non-controlling beneficial interest associated with the Company’s majority-owned subsidiaries and consolidated funds. Also included in the fourth quarter of fiscal 2011 net income attributable to non-controlling and other beneficial interests are non-controlling interest value adjustments of $8.5 million relating to our subsidiary Atlanta Capital Management that are attributable to its profit growth over the twelve months ended October 31, 2011.

Adjusted net income attributable to Eaton Vance Corp. shareholders was $55.7 million in the fourth quarter of fiscal 2011 compared to $68.3 million in the third quarter, a decrease of 18 percent.  GAAP net income attributable to Eaton Vance Corp. shareholders was $46.8 million in the fourth quarter of fiscal 2011 and $68.1 million in the third quarter of fiscal 2011. Fourth quarter fiscal 2011 adjusted net income attributable to Eaton Vance Corp. shareholders differed from GAAP net income attributable to Eaton Vance Corp. shareholders due to the increases in the estimated redemption value of non-controlling interests in our subsidiary Atlanta Capital Management described in the preceding paragraph.

Cash and cash equivalents totaled $510.9 million on October 31, 2011 compared to $307.9 million on October 31, 2010. There were no outstanding borrowings against the Company’s $200.0 million credit facility on October 31, 2011. During fiscal 2011, the Company used $198.6 million to repurchase and retire approximately 7.3 million shares of its Non-Voting Common Stock under its repurchase authorizations and paid $85.2 million of dividends to shareholders. Substantially all of the current 8.0 million share repurchase authorization remains unused.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Attachment 1

Eaton Vance Corp. Summary of Results of Operations (in thousands, except per share figures)

	Three Months Ended					Twelve Months Ended

				%	%
				Change	Change
				Q4 2011	Q4 2011
	October 31,	July 31,	October 31,	to	to	October 31,	October 31,	%
	2011	2011	2010	Q3 2011	Q4 2010	2011	2010	Change

Revenue:
Investment advisory and
administration fees	$ 239,751	$ 262,067	$ 230,403	(9) %	4%	$ 996,222	$ 867,683	15%
Distribution and underwriter fees	23,079	26,432	29,954	(13)	(23)	102,979	103,995	(1)
Service fees	33,281	37,426	37,055	(11)	(10)	144,530	139,741	3
Other revenue	(1,508)	1,378	6,182	NM	NM	16,300	10,242	59

Total revenue	294,603	327,303	303,594	(10)	(3)	1,260,031	1,121,661	12

Expenses:
Compensation of officers and employees	81,007	94,713	87,855	(14)	(8)	369,927	348,897	6
Distribution expense	32,577	33,733	32,584	(3)	-	132,664	126,064	5
Service fee expense	30,186	32,222	30,265	(6)	-	124,517	116,900	7
Amortization of deferred sales commissions	7,277	8,503	10,011	(14)	(27)	35,773	35,533	1
Fund expenses	7,635	8,099	4,792	(6)	59	25,295	20,455	24
Other expenses	33,993	34,359	32,003	(1)	6	134,198	120,530	11

Total expenses	192,675	211,629	197,510	(9)	(2)	822,374	768,379	7

Operating Income	101,928	115,674	106,084	(12)	(4)	437,657	353,282	24

Other Income/(Expense):
Interest income	643	719	659	(11)	(2)	2,907	2,864	2
Interest expense	(8,413)	(8,414)	(8,426)	-	-	(33,652)	(33,666)	-
Net gains and (losses) on investments and
derivatives	(172)	6,322	(1,105)	NM	(84)	5,102	4,300	19
Foreign currency gains (losses)	251	306	(131)	(18)	NM	(26)	181	NM
Other income/(expense) of consolidated
collateralized loan obligation entity:
Interest income	5,272	5,268	-	-	NM	21,116	-	NM
Interest expense	(4,029)	(3,999)	-	1	NM	(13,575)	-	NM
Net losses on investments and note
obligations	(12,614)	(3,814)	-	231	NM	(38,153)	-	NM

Income Before Income Taxes and Equity
in Net Income (Loss) of Affiliates	82,866	112,062	97,081	(26)	(15)	381,376	326,961	17
Income Taxes	(37,665)	(43,320)	(36,849)	(13)	2	(156,844)	(126,263)	24
Equity in Net Income (Loss) of Affiliates,
Net of Tax	387	194	(16)	99	NM	3,042	527	477

Net Income	45,588	68,936	60,216	(34)	(24)	227,574	201,225	13
Net (Income) Loss Attributable to
Non-Controlling and Other Beneficial Interests	1,232	(868)	(9,910)	NM	NM	(12,672)	(26,927)	(53)

Net Income Attributable to
Eaton Vance Corp. Shareholders	$ 46,820	$ 68,068	$ 50,306	(31)	(7)	$ 214,902	$ 174,298	23

Earnings Per Share Attributable to
Eaton Vance Corp. Shareholders:
Basic	$ 0.41	$ 0.58	$ 0.43	(29)	(5)	$ 1.82	$ 1.47	24

Diluted	$ 0.40	$ 0.55	$ 0.41	(27)	(2)	$ 1.75	$ 1.40	25

Weighted Average Shares Outstanding:
Basic	112,939	115,574	116,217	(2)	(3)	115,326	116,444	(1)

Diluted	115,238	120,543	121,601	(4)	(5)	119,975	122,632	(2)

Dividends Declared Per Share	$ 0.19	$ 0.18	$ 0.18	6	6	$ 0.73	$ 0.66	11

Attachment 2

Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share

	Three Months Ended			Twelve Months Ended

	October 31,	July 31,	October 31,	October 31,	October 31,
(in thousands, except per share figures)	2011	2011	2010	2011	2010

Net income attributable to Eaton Vance
Corp. shareholders	$ 46,820	$ 68,068	$ 50,306	$ 214,902	$ 174,298
Non-controlling interest value adjustments	8,906	238	7,753	30,216	18,385
Closed-end fund structuring fees	-	-	-	-	1,552

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$ 55,726	$ 68,306	$ 58,059	$ 245,118	$ 194,235

Earnings per diluted share	$ 0.40	$ 0.55	$ 0.41	$ 1.75	$ 1.40
Non-controlling interest value adjustments	0.07	-	0.06	0.25	0.15
Closed-end fund structuring fees	-	-	-	-	0.01

Adjusted earnings per diluted share	$ 0.47	$ 0.55	$ 0.47	$ 2.00	$ 1.56

Attachment 3

Eaton Vance Corp. Balance Sheet (in thousands, except per share figures)

	October 31,	October 31,
	2011	2010
ASSETS

Cash and cash equivalents	$ 510,913	$ 307,886
Investment advisory fees and other receivables	130,525	129,380
Investments	287,735	334,409
Assets of consolidated collateralized loan obligation entity:
Cash and cash equivalents	16,521	-
Bank loans and other investments	462,586	-
Other assets	2,715	-
Deferred sales commissions	27,884	48,104
Deferred income taxes	41,343	97,274
Equipment and leasehold improvements, net	67,227	71,219
Other intangible assets, net	67,224	73,018
Goodwill	142,302	135,786
Other assets	74,325	61,464

Total assets	$ 1,831,300	$ 1,258,540

LIABILITIES, TEMPORARY EQUITY AND PERMANENT EQUITY
Liabilities:
Accrued compensation	$ 137,431	$ 119,957
Accounts payable and accrued expenses	51,333	60,843
Dividend payable	21,959	21,319
Contingent purchase price liability	-	5,079
Debt	500,000	500,000
Liabilities of consolidated collateralized loan obligation entity:
Senior and subordinated note obligations	477,699	-
Other liabilities	5,193	-
Other liabilities	75,557	73,468

Total liabilities	1,269,172	780,666
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	100,824	67,019

Total temporary equity	100,824	67,019

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 399,240 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,223,827 and 117,927,054 shares, respectively	450	461
Additional paid-in capital	20,391	50,225
Notes receivable from stock option exercises	(4,441)	(3,158)
Accumulated other comprehensive income (loss)	1,340	(435)
Appropriated retained earnings	(3,867)	-
Retained earnings	446,540	363,190

Total Eaton Vance Corp. shareholders' equity	460,415	410,285
Non-redeemable non-controlling interests	889	570

Total permanent equity	461,304	410,855

Total liabilities, temporary equity and permanent equity	$ 1,831,300	$ 1,258,540

Attachment 4

Eaton Vance Corp. Table 1 Asset Flows (in millions) Twelve Months Ended October 31, 2011 (unaudited)

Assets as of October 31, 2010 - beginning of period	$ 185,243
Long-term fund sales and inflows	33,035
Long-term fund redemptions and outflows	(32,486)
Long-term fund net exchanges	(175)
Institutional account inflows	12,350
Institutional account outflows	(9,832)
High-net-worth account inflows	2,848
High-net-worth account outflows	(2,419)
High-net-worth assets acquired	352
Retail managed account inflows	6,657
Retail managed account outflows	(6,262)
Separate account reclassification	4
Market value change	(641)
Change in cash management funds	(470)

Net change	2,961

Assets as of October 31, 2011 - end of period	$ 188,204

Eaton Vance Corp. Table 2 Assets Under Management By Investment Mandate (1) (in millions) (unaudited)

	October 31,	July 31,	%	October 31,	%
	2011	2011	Change	2010	Change

Equity	$ 108,859	$ 117,055	-7%	$ 107,500	1%
Fixed income	43,741	43,842	0%	46,127	-5%
Floating-rate income	24,322	25,586	-5%	20,003	22%
Alternative	10,612	11,732	-10%	10,474	1%
Cash management	670	815	-18%	1,139	-41%

Total	$ 188,204	$ 199,030	-5%	$ 185,243	2%

(1) Includes funds and separate accounts

Eaton Vance Corp. Table 3 Long-Term Fund and Separate Account Net Flows (in millions) (unaudited)

	Three Months Ended			Twelve Months Ended

	October 31,	July 31,	October 31,	October 31,	October 31,
	2011	2011	2010	2011	2010
Long-term funds:
Open-end funds	$ (3,494)	$ 91	$ 3,207	$ 1,425	$ 12,804
Closed-end funds	108	121	389	117	691
Private funds	286	(144)	(228)	(993)	(2,053)
Institutional accounts	501	1,814	726	2,518	4,059
High-net-worth accounts	104	(23)	156	429	674
Retail managed accounts	(238)	(4)	(1,089)	395	171

Total net flows	$ (2,733)	$ 1,855	$ 3,161	$ 3,891	$ 16,346

Attachment 5

Eaton Vance Corp. Table 4 Asset Flows by Investment Mandate (in millions) (unaudited)

		Three Months Ended		Twelve Months Ended

	October 31,	July 31,	October 31,	October 31,	October 31,
	2011	2011	2010	2011	2010

Equity fund assets - beginning of period	$ 59,644	$ 64,325	$ 55,808	$ 58,434	$ 53,829
Sales/inflows	2,300	2,653	3,615	12,935	12,993
Redemptions/outflows	(3,911)	(3,992)	(4,327)	(16,065)	(13,599)
Exchanges	(34)	(25)	(22)	32	377
Market value change	(4,139)	(3,317)	3,360	(1,476)	4,834

Net change	(5,784)	(4,681)	2,626	(4,574)	4,605

Equity assets - end of period	$ 53,860	$ 59,644	$ 58,434	$ 53,860	$ 58,434

Fixed income fund assets - beginning of period	27,580	26,976	28,080	29,421	26,076
Sales/inflows	1,608	1,561	2,210	6,568	7,416
Redemptions/outflows	(1,598)	(1,281)	(1,339)	(7,156)	(5,422)
Exchanges	101	7	6	(177)	178
Market value change	(186)	317	464	(1,151)	1,173

Net change	(75)	604	1,341	(1,916)	3,345

Fixed income assets - end of period	$ 27,505	$ 27,580	$ 29,421	$ 27,505	$ 29,421

Floating-rate income fund assets - beginning of
period	21,494	20,223	14,687	16,128	14,361
Sales/inflows	1,359	2,025	1,536	8,317	4,481
Redemptions/outflows	(2,098)	(911)	(477)	(4,504)	(2,421)
Exchanges	(129)	2	3	52	(733)
Market value change	(470)	155	379	163	440

Net change	(1,338)	1,271	1,441	4,028	1,767

Floating-rate income assets - end of period	$ 20,156	$ 21,494	$ 16,128	$ 20,156	$ 16,128

Alternative fund assets - beginning of period	11,258	11,362	7,701	9,995	1,938
Sales/inflows	928	1,054	2,813	5,215	9,233
Redemptions/outflows	(1,687)	(1,041)	(662)	(4,761)	(1,239)
Exchanges	(8)	(21)	14	(82)	104
Market value change	(307)	(96)	129	(183)	(41)

Net change	(1,074)	(104)	2,294	189	8,057

Alternative assets - end of period	$ 10,184	$ 11,258	$ 9,995	$ 10,184	$ 9,995

Long-term fund assets - beginning of period	119,976	122,886	106,276	113,978	96,204
Sales/inflows	6,195	7,293	10,174	33,035	34,123
Redemptions/outflows	(9,294)	(7,225)	(6,805)	(32,486)	(22,681)
Exchanges	(70)	(37)	1	(175)	(74)
Market value change	(5,102)	(2,941)	4,332	(2,647)	6,406

Net change	(8,271)	(2,910)	7,702	(2,273)	17,774

Total long-term fund assets - end of period	$ 111,705	$ 119,976	$ 113,978	$ 111,705	$ 113,978

Separate accounts - beginning of period	78,239	79,004	65,876	70,126	57,278
Institutional account inflows	2,954	4,336	1,765	12,350	9,285
Institutional account outflows	(2,453)	(2,522)	(1,039)	(9,832)	(5,226)
High-net-worth account inflows	598	529	510	2,848	2,715
High-net-worth account outflows	(494)	(552)	(354)	(2,419)	(2,041)
High-net-worth assets acquired	-	-	-	352	-
Retail managed account inflows	1,318	1,505	1,599	6,657	6,683
Retail managed account outflows	(1,556)	(1,509)	(2,688)	(6,262)	(6,512)
Exchanges and reclassifications	-	-	-	4	-
Market value change	(2,776)	(2,552)	4,457	2,006	7,944

Net change	(2,409)	(765)	4,250	5,704	12,850

Separate accounts - end of period	$ 75,830	$ 78,239	$ 70,126	$ 75,830	$ 70,126

Cash management fund assets - end of
period	669	815	1,139	669	1,139

Total assets under management -
end of period	$ 188,204	$ 199,030	$ 185,243	$ 188,204	$ 185,243